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                                                                    EXHIBIT 21.1

                                 EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF STYLES ON VIDEO, INC.



Dycam Inc.
Forever Yours, Inc.
Styles Servicing, Inc.